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EXHIBIT 5.4

LETTER OF CONSENT

TO: Petrofund Energy Trust

        We refer to the Registration Statement on Form F-10 (Registration No. 333-125374) (the "Registration Statement") of Petrofund Energy Trust ("Petrofund"). We also refer to the Renewal Annual Information Form of Petrofund dated March 15, 2005 (the "AIF").

        We hereby consent to the reference to our report contained in the AIF incorporated by reference in the Registration Statement.

Yours very truly,
GILBERT LAUSTSEN JUNG ASSOCIATES LTD.
"ORIGINALLY SIGNED BY"
Wayne W. Chow, P. Eng. Vice-President
Dated: June 7, 2005 Calgary, Alberta CANADA

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  EXHIBIT 5.4